Exhibit 99

	             [COMMONWEALTH BANCORP, INC. LETTERHEAD]



For release:    IMMEDIATELY
Contact:        Charles M. Johnston, Chief Financial Officer (610) 313-2189


                    COMMONWEALTH BANCORP, INC. REPORTS
                   FIRST QUARTER 2001 FINANCIAL RESULTS

NORRISTOWN, PA, April 17, 2001 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB), today reported earnings per common share of $0.13 on a diluted basis for the first quarter of 2001, compared to earnings of $0.31 per common share for the first quarter of 2000. Net income was $1.4 million for the first quarter of 2001, compared to $3.4 million for the first quarter of 2000.

The results for the first quarter of 2001 reflected the following items:

     - A $2.3 million pre-tax charge associated with the sale of Commonwealth's mortgage loan production offices and the outsourcing of its mortgage servicing function;
     - A $0.7 million pre-tax charge relating to the retirement of Commonwealth's Chief Executive Officer; and
     - A $0.5 million pre-tax charge relating to a disputed interest rate on a loan originated in the 1970's.

Exclusive of these items, net income for the first quarter of 2001 would have been $4.0 million, or $0.37 per share on a diluted basis.

Net income from Community Banking, exclusive of the above items, increased from $3.6 million, or $0.32 per common share, in the first quarter of 2000, to $4.0 million, or $0.37 per common share, in the first quarter of 2001. Net income from Mortgage Banking, exclusive of the above items, improved from a loss of $0.2 million, or $0.01 per common share, in the first quarter of 2000, to essentially breakeven in the first quarter of 2001.

During the first quarter of 2001, Commonwealth announced the restructuring of its residential mortgage banking division, ComNet Mortgage Services, which resulted in a $2.3 million pre-tax charge for related expenses. As part of this restructuring, ComNet's Pennsylvania and Maryland loan production offices were sold to American Home Mortgage Holdings, Inc. on March 30, 2001. As an additional part of this restructuring, Commonwealth announced its intentions to outsource the servicing function relating to its portfolio of residential mortgage loans. It is expected that this will occur in the second quarter of 2001. In the future, Commonwealth will continue to provide mortgage loans and services to its customers through agreements with American Home Mortgage Holdings, Inc. and a third party servicer.







Commonwealth also announced during the first quarter of 2001 that its President, Patrick J. Ward, will also become Chief Executive Officer of the Company on May 1, 2001. He will replace Charles H. Meacham, who is retiring as Chief Executive Officer but continuing as Chairman.

"Although there were a number of unusual items which affected the Company's financial results in the first quarter, Commonwealth's core businesses of retail and commercial banking continued to achieve positive trends," stated Charles H. Meacham, Chairman and Chief Executive Officer. He added, "Compared to the first quarter of 2000, average commercial loans increased 28% to $247 million, average consumer loans increased 17% to $383 million, and average demand and money market deposits increased 3% to $749 million. I am confident that with Pat Ward's strong leadership as Chief Executive Officer, Commonwealth will continue to enjoy great success in the future."

Net interest income was $17.7 million in the first quarter of 2001, compared to $18.1 million in the first quarter of 2000. The decrease was primarily attributable to a $0.5 million charge relating to a disputed interest rate on a loan originated in the 1970's.

The net interest margin on a fully taxable equivalent basis was 4.29% in the first quarter of 2001, compared to 4.15% in the first quarter of 2000. The increase was primarily attributable to a 0.25% increase in the yield on interest-earning assets as a result of an increase in higher yielding consumer and commercial loans, and a decrease in lower yielding mortgage loans and securities. The net interest margin in the first quarter of 2001was impacted by the $0.5 million charge relating to a disputed interest rate on a loan originated in the 1970's. Exclusive of this item, the net interest margin on a fully taxable equivalent basis would have been 4.41% in the first quarter of 2001.

Noninterest income totaled $5.5 million in the first quarter of 2001, compared to $4.9 million in the first quarter of 2000. The increase primarily reflected a $0.4 million increase in deposit fees and related income relating to an increase in transaction accounts.

Noninterest expense was $19.9 million in the first quarter of 2001, compared to $17.2 million in the first quarter of 2000. The increase was primarily attributable to the $2.3 million charge associated with the sale of the mortgage loan production offices and the outsourcing of the mortgage servicing function, and the $0.7 million charge relating to the retirement of Commonwealth's Chief Executive Officer. Exclusive of these items, noninterest expense would have been $16.9 million in the first quarter of 2001, a decrease of 2% compared to the first quarter of 2000. The decrease was primarily due to a reduction in mortgage banking expenses.

Provision for loan losses totaled $1.5 million in the first quarter of 2001, compared to $1.1 million in the first quarter of 2000. At March 31, 2001, the allowance for loan losses totaled $11.2 million, or 0.78% of loans, compared to $11.1 million, or 0.78% of loans, at December 31, 2000.






Net credit losses totaled $1.4 million, or 0.38% of average loans, in the first quarter of 2001. This compared to $1.2 million, or 0.33% of average loans, in the first quarter of 2000. The increase was primarily related to an increase in consumer net credit losses, which were $1.3 million in the first quarter of 2001, compared to $1.1 million in the first quarter of 2000.

Nonperforming assets totaled $10.7 million, or 0.58% of assets, at March 31, 2001, compared to $10.7 million, or 0.57% of assets, at December 31, 2000.

Provision for income taxes was $0.5 million, or 25.0% of income before income taxes, in the first quarter of 2001, compared to $1.2 million, or 26.5%, in the first quarter of 2000. The decrease in the effective tax rate in the first quarter of 2001 was primarily attributable to lower pre-tax income, which resulted in a higher relative percentage of tax-exempt income to total income.

Commonwealth Bank's risk-based capital ratio was 11.0% at March 31, 2001, compared to 11.3% at December 31, 2000. As of March 31, 2001, the Bank was in full compliance with all regulatory capital requirements and maintained capital ratios which were generally in line with internal targeted levels.

Commonwealth Bancorp, Inc., with consolidated assets of $1.8 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout southeast Pennsylvania.

                                 # # # # #

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.






                  Commonwealth Bancorp, Inc. and Subsidiaries
                         Consolidated Statements of Income
                (in thousands, except share and per share amounts)

                                                         For the Quarter
                                                         Ended March 31,
                                                  2001                  2000
                                               ----------           ----------
                                                         (Unaudited)
Interest income:
 Interest on loans                                $29,034             $27,356
 Interest and dividends on deposits and money
  market investments                                  436                 475
 Interest on investment securities                    149                 965
 Interest on mortgage-backed securities		    3,391 		      4,850
                                               ----------           ----------
    Total interest income                          33,010              33,646

Interest expense:
 Interest on deposits                              12,083              12,348
 Interest on notes payable and other borrowings     3,203               3,248
                                               ----------           ----------
    Total interest expense                         15,286              15,596
                                               ----------           ----------
    Net interest income                            17,724              18,050

Provision for loan losses                           1,500               1,125
                                               ----------           ----------
    Net interest income after provision for
     loan losses                                   16,224              16,925

Noninterest income:
 Deposit fees and related income                    2,977               2,591
 Servicing fees                                       236                 231
 Net gain on sale of mortgage loans                 1,241               1,060
 Other                                              1,077               1,021
                                               ----------           ----------
    Total noninterest income                        5,531               4,903
                                               ----------           ----------
Noninterest expense:
 Compensation and employee benefits                 9,598               8,709
 Occupancy and office operations                    2,524               2,724
 Amortization of intangible assets                  1,234               1,211
 Other                                              6,553               4,540
                                               ----------           ----------
    Total noninterest expense                      19,909              17,184
                                               ----------           ----------
    Income before income taxes                      1,846               4,644

Income tax provision                                  462               1,231
                                               ----------           ----------
Net income                                         $1,384              $3,413
                                               ==========           ==========
Basic weighted average number of shares
 outstanding                                   10,578,026          10,869,410
                                               ==========           ==========
Basic earnings per share                            $0.13               $0.31
                                               ==========           ==========
Diluted weighted average number of shares
 outstanding                                   10,935,550          11,153,144
                                               ==========           ==========
Diluted earnings per share                          $0.13               $0.31
                                               ==========           ==========







                    Commonwealth Bancorp, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                 (in thousands, except share and per share amounts)

                                             March 31,           December 31,
                                               2001                  2000
                                          ---------------      ----------------
Assets:                                     (Unaudited)
Cash and due from banks                           $61,212             $66,329
Interest-bearing deposits                          10,192                 371
Mortgage loans held for sale                       28,586              43,007
Investment securities
 Securities available for sale (cost
  of $13,413 and $13,350,
  respectively), at market value                   14,037              14,051
Mortgage-backed securities
 Securities available for sale (cost
  of $189,113 and $201,448,
  respectively), at market value                  191,978             202,700
Loans receivable, net                           1,415,993           1,416,110
Accrued interest receivable, net                    8,774               9,435
FHLB stock, at cost                                12,565              18,400
Premises and equipment, net                        14,425              15,349
Intangible assets                                  29,216              30,450
Other assets, including net
 deferred taxes of $5,717
 and $6,255, respectively                          52,582              53,308
                                          ---------------      ----------------
        Total assets                           $1,839,560          $1,869,510
                                          ===============      ================
Liabilities:
Deposits                                       $1,471,997          $1,454,592
Notes payable and other borrowings:
 Secured notes due to Federal Home
  Loan Bank of Pittsburgh                         124,776             171,666
 Securities sold under agreements
  to repurchase                                    35,000              35,000
 Other borrowings                                  19,164              17,830
Advances from borrowers for taxes
 and insurance                                      8,287               7,851
Accrued interest payable, accrued
 expenses and other liabilities                    19,757              22,118
                                          ---------------      ----------------
        Total liabilities                       1,678,981           1,709,057
                                          ---------------      ----------------
Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.10 par value;
 5,000,000 shares authorized; none
 issued			                             -       		   -
Common stock, $0.10 par value;
 30,000,000 shares authorized;
 18,068,127 shares issued and
  11,248,126 outstanding at
  March 31, 2001
 18,068,127 shares issued and
  11,309,487 outstanding at
  December 31, 2000                                 1,807               1,807
Additional paid-in capital                        138,405             138,166
Retained earnings                                 145,336             145,869
Unearned stock benefit plan
 compensation                                      (6,143)             (6,596)
Accumulated other comprehensive
 income                                             2,285               1,286
Treasury stock, at cost; 6,820,001
 and 6,758,640 shares, respectively              (121,111)           (120,079)
                                          ---------------      ----------------
        Total shareholders' equity                160,579             160,453
                                          ---------------      ----------------
        Total liabilities and shareholders'
         equity                                $1,839,560          $1,869,510
                                          ===============      ================






                  Commonwealth Bancorp, Inc. and Subsidiaries
                           Selected Financial Data
	            (in thousands, except per share data)


                                              For the Quarter Ended
                                    -----------------------------------------
                                    March 31, 2001             March 31, 2000
                                    -----------------------------------------
                                                   (Unaudited)
BALANCE SHEET DATA:
Average Mortgage Loans                    $832,121                   $875,480
Average Consumer Loans                     383,096                    326,625
Average Commercial Loans                   247,416                    193,734
Average Loans                            1,462,633                  1,395,839
Average Interest-Earning Assets          1,692,559                  1,763,726
Average Assets                           1,850,158                  1,908,578

Average Core Deposits                      964,086                    952,191
Average Certificates of Deposit            494,841                    551,746
Average Deposits                         1,458,927                  1,503,937
Average Interest-Bearing Liabilities     1,667,787                  1,727,603
Average Shareholders' Equity               160,633                    151,570


OPERATING DATA:
Annualized Return on Assets                  0.30%                      0.72%
Annualized Return on Equity                  3.49%                      9.06%

Mortgage Originations                     $142,294                    $77,619

Average Yield on Mortgage Loans (a)          7.56%                      7.30%
Average Yield on Consumer Loans (a)          9.25%                      8.97%
Average Yield on Commercial Loans (a)        8.04%                      8.79%
Average Yield on Loans (a)                   8.09%                      7.90%
Average Yield on Interest-Earning
 Assets (a)                                  7.95%                      7.70%

Average Cost of Core Deposits                2.32%                      2.34%
Average Cost of Certificates of Deposit      5.38%                      4.96%
Average Cost of Deposits                     3.36%                      3.30%
Average Cost of Interest-Bearing
 Liabilities                                 3.72%                      3.63%
Net Interest Margin (a)                      4.29%                      4.15%



Period End Book Value Per Share             $14.28                     $12.85
Period End Tangible Book Value Per Share     11.68                       9.90
Period End Nonperforming Loans               7,765                      7,661
Period End Nonperforming Assets             10,670                     10,529

 (a) Taxable equivalent basis